SECURITIES AND EXCHANGE COMMISSION	OMB APPROVAL
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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2003

California Water Service Group

(Exact name of registrant as specified in its charter)

Delaware	1-13883	77-0448994
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS. Employer Identification No.)

1720 North First Street, San Jose, California		95112
(Address of registrant’s principal executive office)		(Zip Code)

408/367-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 4, 2003, the registrant entered into an underwriting agreement and related terms agreement with Edward D. Jones & Co., L.P., A.G. Edwards & Sons, Inc. and Stifel, Nicolaus & Company, Incorporated for the sale of 1,750,000 shares of the registrant’s common stock, par value $0.01 per share, and providing for a 15% over-allotment option.

Item 7.             Financial Statements and Exhibits.

(c)                                  Exhibits.

The Exhibit Index on page E-1 of this Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2003	California Water Service Group

	By:	/s/Richard D. Nye
Richard D. Nye
Vice President, Chief Financial
Officer and Treasurer

Exhibit Index

Exhibit	Description

1.1

Underwriting Agreement among California Water Service Group and Edward D. Jones & Co., L.P. as representative of itself and A.G. Edwards & Sons, Inc. and Stifel, Nicolaus & Company, Incorporated, the underwriters referred to in Schedule A thereto, dated August 4, 2003

1.2

Terms Agreement between California Water Service Group and Edward D. Jones & Co., L.P. as representative of the several underwriters under the Underwriting Agreement dated August 4, 2003 relating to the sale of 1,750,000 shares of the registrant’s common stock, par value $0.01 per share, plus a 15% over-allotment option

5	Opinion of Bingham McCutchen LLP

23	Consent of Bingham McCutchen LLP (included in Exhibit 5)

E-1